   As filed with the Securities and Exchange Commission on February 11, 1997
                                                   Registration No. 333-________

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                            -----------------------

                              PHARMACYCLICS, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                             94-3148201
   (State or other jurisdiction        (IRS Employer Identification No.)
 of incorporation or organization)

                             995 EAST ARQUES AVENUE
                          SUNNYVALE, CALIFORNIA  94086
              (Address of principal executive offices) (Zip Code)

                            -----------------------

                              PHARMACYCLICS, INC.
                             1995 STOCK OPTION PLAN
                            (Full title of the Plan)

                            -----------------------

                            RICHARD A. MILLER, M.D.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              PHARMACYCLICS, INC.
                  995 EAST ARQUES AVENUE, SUNNYVALE, CA  94086
                    (Name and address of agent for service)
                                 (408) 774-0330
         (Telephone number, including area code, of agent for service)

                            -----------------------

   This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission and sales of the registered securities will begin as soon as reasonably
                     practicable after such effective date.

                            -----------------------

                        CALCULATION OF REGISTRATION FEE


                                                                                                Amount of
   Title of Securities to be        Amount to be      Offering Price        Aggregate         Registration
           Registered               Registered(1)        per Share        Offering Price         Fee(2)
===================================================================================================================
 1995 Stock Option Plan:
 ----------------------

 Options to Purchase Common
 Stock                             926,681
 Common Stock                      926,681 shares                   $19.44             $18,014,678.64      $5,459
===================================================================================================================


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1995 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Pharmacyclics, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Pharmacyclics, Inc. on February 7, 1997 as reported by the Nasdaq National Market.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

                 The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission ("SEC"):

                 (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, filed with the SEC on September 30, 1996;

                 (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, filed with the SEC on November 14, 1996; and

                 (c) The Registrant's Registration Statement No. 00-27066 on Form 8-A filed with the SEC on October 20, 1995 pursuant to Section 12 of the Securities Exchange Act of 1934 (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

                 All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.


Item 4.  Description of Securities

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel

         Not Applicable.


Item 6.  Indemnification of Directors and Officers

                 The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                 The Registrant's Bylaws provide that the Registrant shall indemnify its directors and may indemnify its other officers and employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

                 The Registrant has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws. These agreements, among other things, indemnify the Registrant's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or executive officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant. The Registrant believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

                 At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Registrant where indemnification will be required or permitted. The Registrant is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.


Item 7.  Exemption from Registration Claimed

                 Not Applicable.


Item 8.  Exhibits

Exhibit Number       Exhibit

     4               Instruments Defining the Rights of Stockholders.
                     Reference is made to Registrant's Registration Statement
                     No. 00-27066 on Form 8-A, which is incorporated herein by
                     reference pursuant to item 3(c).
     5               Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1             Consent of Price Waterhouse LLP - Independent Accountants.
    23.2             Consent of Brobeck, Phleger & Harrison LLP is contained in
                     Exhibit 5.
    24               Power of Attorney.  Reference is made to page II-4 of this
                     Registration Statement.
    99.1             1995 Stock Option Plan.
    99.2*            Form of Notice of Grant of Stock Option generally to be
                     used under the 1995 Stock Option Plan.
    99.3*            Form of Stock Option Agreement.
    99.4*            Form of Addendum to Stock Option Agreement (Limited Stock
                     Appreciation Right).
    99.5*            Form of Addendum to Stock Option Agreement (Special Tax
                     Election).
    99.6*            Form of Addendum to Stock Option Agreement (Involuntary
                     Termination Following Change in Control).

    * Exhibits 99.2 through 99.6 are incorporated herein by reference to Exhibits 99.2 through 99.6, respectively, of Registrant's Registration Statement No. 33-98514 on Form S-8 which was filed with the SEC on October 23, 1995.


Item 9.              Undertakings

                     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1995 Stock Option Plan, the Non-Employee Directors Stock Option Plan and/or the Employee Stock purchase Plan.

                     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 7th day of February, 1997.


                                    PHARMACYCLICS, INC.


                                    By:  /s/ Richard A. Miller, M.D.
                                        ---------------------------------------
                                             Richard A. Miller, M.D.
                                             President, Chief Executive Officer
                                             and Director

                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Pharmacyclics, Inc., a Delaware corporation, do hereby constitute and appoint Richard A. Miller, M.D. and Marc L. Steuer and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                 IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                 Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                    Title                              Date
---------                    -----                              ----

/s/ Richard A. Miller, M.D.  President, Chief Executive         February 7, 1997
----------------------------
Richard A. Miller, M.D.      Officer and Director (Principal
                             Executive Officer)



/s/ Marc L. Steuer           Vice President Business            February 7, 1997
----------------------------
Marc L. Steuer               Development and Chief
                             Financial Officer (Principal
                             Financial and Accounting Officer)



/s/ Cheryl B. Jaszewski      Vice President, Finance            February 7, 1997
----------------------------
Cheryl B. Jaszewski          and Administration

        SIGNATURE               TITLE                   DATE
        ---------               -----                   ----

/s/ Thomas D. Kiley             Director                February 7, 1997
-----------------------------
Thomas D. Kiley



/s/ Joseph S. Lacob             Director                February 7, 1997
-----------------------------
Joseph S. Lacob



/s/ Patrick F. Latterell        Director                February 7, 1997
-----------------------------
Patrick F. Latterell



/s/ Craig C. Taylor             Director                February 7, 1997
-----------------------------
Craig C. Taylor



/s/ Joseph C. Scodari           Director                February 7, 1997
-----------------------------
Joseph C. Scodari

                                 EXHIBIT INDEX


        Exhibit
        Number       Exhibit
          4      Instruments Defining the Rights of Stockholders.  Reference is
                 made to Registrant's Registration Statement No. 00-27066 on
                 Form 8-A, which is incorporated herein by reference pursuant to item 3(c).
          5      Opinion and consent of Brobeck, Phleger & Harrison LLP.
         23.1    Consent of Price Waterhouse LLP - Independent Accountants.
         23.2    Consent of Brobeck, Phleger & Harrison LLP is contained in
                 Exhibit 5.
         24      Power of Attorney.  Reference is made to page II-4 of this
                 Registration Statement.
         99.1    1995 Stock Option Plan.
         99.2*   Form of Notice of Grant of Stock Option generally to be used under the 1995 Stock Option Plan.
         99.3*   Form of Stock Option Agreement.
         99.4*   Form of Addendum to Stock Option Agreement (Limited Stock
                 Appreciation Right).
         99.5*   Form of Addendum to Stock Option Agreement (Special Tax
                 Election).
         99.6*   Form of Addendum to Stock Option Agreement (Involuntary
                 Termination Following Change in Control).

         * Exhibits 99.2 through 99.6 are incorporated herein by reference to Exhibits 99.2 through 99.6, respectively, of Registrant's Registration Statement No. 33-98514 on Form S-8 which was filed with the SEC on October 23, 1995.